                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made as of July 31, 2000, by and between Stan Lee Media, Inc., a corporation organized under the laws of the State of Colorado, U.S.A., with headquarters located at 15821 Ventura Boulevard, Suite 675, Encino, California 91436 (the "Company") and the purchaser named on the signature page to this Agreement (the "Buyer").

                                    RECITALS

          A. Buyer and the Company are currently in discussions regarding the creation of a joint venture in Japan to become the dominant distributor in Japan, Korea and throughout Asia of globally branded entertainment content, initially over the Internet, and subsequently through various off-line media and markets ("Stan Lee Japan");

          B. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and Section 4(2) under the 1933 Act; and

          C. The Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, for the amounts and upon the terms and conditions stated in this Agreement, in a closing (the "Closing") as herein described, shares of the Company's common stock, no par value ("Common Stock").

                                   AGREEMENTS

     NOW THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF SECURITIES.

     a. Purchase. The Buyer hereby agrees to purchase from the Company, and the Company agrees to sell -------- to the Buyer, (i) a number of shares of Common Stock equal to the quotient derived by dividing (a) $5,000,000, by (b) 88% of the closing price of the Common Stock on the date hereof (rounded up to the nearest whole number; and (ii) warrants (the "Warrants" and, together with the Common Stock, the "Securities") to purchase up to 100,000 shares of Common Stock, for an aggregate purchase price of $5,000,000.00 at the Closing (the "Purchase Price").




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     b. The Closing. The date of the Closing (the "Closing Date") shall be as soon as practicable after the date hereof. The Purchase Price for the Securities being purchased at the Closing shall be delivered to the Company on or before the Closing Date. On or before the Closing Date, the Company shall deliver certificates representing the shares of Common Stock being purchased at the Closing, duly issued and authorized by the authorized officers on behalf of the Company.

     c. Form of Payment. The Buyer shall pay the Purchase Price for the Common Stock purchased at the Closing by wire transfer of immediately available funds in United States Dollars, to the Company.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     The Buyer understands, agrees with, and represents and warrants to the Company with respect to its purchase hereunder, that:

     a. Investment Purposes; Compliance With 1933 Act. The Buyer is purchasing the Common Stock for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the 1933 Act and applicable state securities laws. The Buyer agrees to offer, sell or otherwise transfer the Securities only (i) in accordance with the terms of this Agreement and the Securities, and (ii) pursuant to registration under the 1933 Act or to an exemption from registration under the 1933 Act (such as Rule 144 ("Rule 144")) and any other applicable securities laws.

     b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. The Buyer is aware that it may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.

     c. Reliance on Exemptions. The Buyer understands the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

     d. Legend. The Buyer understands that the Common Stock, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (if any) (the "Registrable Securities"), have been registered under the 1933 Act the stock certificates representing the Registrable Securities will bear a restrictive legend (the "Legend") in substantially the following form:



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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

     h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company understands, agrees with, and represents and warrants to the Buyer that:

     a. Organization and Qualification. The Company is a corporation duly organized and existing, in good standing under the laws of the jurisdiction in which it is incorporated, except as would not have a Material Adverse Effect (as defined below), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties or financial condition of the Company taken as a whole.

     b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement to issue and sell the Securities and the Registrable Securities in accordance with the terms hereof, and to perform its obligations under the Securities in accordance with the requirements of the same, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly and validly authorized, executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating




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to, or affecting, generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application. The Company (and its legal counsel) has examined this Agreement and is satisfied in its sole discretion that this Agreement and the accompanying Exhibits, Schedules and the Addenda, if any, are in accordance with Regulation D and the 1933 Act and are effective to accomplish the purposes set forth herein and therein.

     c. Capitalization. As of the date hereof, the authorized Common Stock consisted of 100,000,000 shares of Common Stock of which 12,031,502 shares were issued and outstanding; in addition there are 10,000,000 shares of preferred stock authorized, of which 714,286 shares of Series A Preferred Stock were issued and outstanding, and 6,591,800 shares of Common Stock reserved for issuance upon exercise of outstanding options, warrants or instruments convertible into or exchangeable for Common Stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable.

     d. Issuance of Securities. The Registrable Securities are all duly authorized and reserved for issuance, and in all cases upon issuance shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

     e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

     f. SEC Documents; Financial Statements. Since December 31, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company




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included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, and
(iii) obligations arising after the end of the last fiscal quarter.

     g. Absence of Certain Changes. Except as disclosed in the SEC Documents, since at least March 31, 2000, there has been no material adverse change and no material adverse development in the business, properties, operation, financial condition, or results of operations of the Company. The Company has not taken any steps, and does not currently have any reasonable expectation of taking any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings.

     h. Brokers; No General Solicitation. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby.

     4. COVENANTS.

     a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

     b. Securities Laws. The Company agrees to timely file a Form D (or equivalent form required by applicable state law) with respect to the Securities if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to the Buyer promptly after such filing.

     c. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for project development and production, working capital and general corporate purposes.




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     d. Listing. Following the Closing, the Company shall promptly secure the listing of the Common Stock and the Registrable Securities upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of shares of Registrable Securities from time to time issued under the terms of this Agreement.

     e. Exchange of Securities. In the event that Buyer and the Company successfully complete the creation of Stan Lee Japan, Buyer shall have the right, but not the obligation, following the earlier to occur of the initial public offering of Stan Lee Japan and the one-year anniversary of the formation of Stan Lee Japan, to exchange the number of shares of Common Stock acquired hereby (not including for such purpose the number of shares of Common Stock issuable upon exercise of the Warrant), for shares of Stan Lee Japan held by the Company, at the Exchange Ratio. For purposes hereof, the "Exchange Ratio" shall mean (i) if such exchange occurs following the initial public offering of Stan Lee Japan, the ratio of the 30-day trailing average closing price of a share of Stan Lee Japan's common stock (converted to U.S. dollars at a mutually agreeable exchange rate) to the 30-day trailing average closing price of a share of the Common Stock, and (ii) if such exchange occurs prior to an initial public offering of Stan Lee Japan, (a) a mutually agreeable exchange ratio, or (b) if the parties are unable to agree upon an exchange ratio by the tenth business day following Buyer's election to exchange, an exchange ratio determined by an independent appraiser, selected and paid for equally by the parties. To exercise the exchange right hereunder, Buyer shall deliver a notice to the Company indicating its desire to exchange shares of Common Stock for shares of common stock of Stan Lee Japan, the number of shares to be exchanged, and its proposed/calculated Exchange Ratio. Following this notice, the parties shall, if required, proceed to negotiate a mutually agreeable Exchange Ratio. The consummation of such exchange shall occur not later than five business days following the establishment of the Exchange Ratio.

     f. Registration Rights. Buyer shall have customary "piggyback" registration rights with respect to the Common Stock and the Registrable Securities; provided that such rights shall be subject to the terms of any contractual restrictions applicable to the Company on the date hereof regarding the registration of shares of its Common Stock pursuant to the 1933 Act.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to sell the Securities at the Closing is subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     a. The parties shall have executed this Agreement and the Warrant Agreement the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise).




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     b. The Buyer shall have delivered to the Company the Purchase Price for the
Securities purchased at the Closing, by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Company.

     c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

     e. The Company's Board of Directors shall have approved this Agreement and the related documentation referred to herein, and the transactions contemplated hereby and thereby.

     7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The obligation of the Buyer to purchase the Securities is subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     a. The parties shall have executed this Agreement and the Warrant Agreement; the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise).

     b. The representations and warranties of the Company shall be true and correct in all material respects as of the date made and as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

     c. With respect to the Closing, the Company shall have issued and delivered to the Buyer, certificates representing Common Stock being sold at the Closing.

     e. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.




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     8. GOVERNING LAW; MISCELLANEOUS.

     a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Agreement, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the City of Los Angeles, State of California and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Addenda hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered to the other party. In the event any signature page is delivered by facsimile transmission (which the parties agree is an acceptable form of delivery), the party using such means of delivery shall cause three (3) additional originally executed signature pages to be physically delivered to the other party within one (1) business day of the execution and delivery hereof.




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     c. Headings; Gender, Etc. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of this Agreement. As used herein, the masculine shall refer to the feminine and neuter, the feminine to the masculine and neuter, and the neuter to the masculine and feminine, as the context may require. As used herein, unless the context clearly requires otherwise, the words "herein," "hereunder" and "hereby," shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or public or legal holidays, the date shall be construed to mean the next business day following such Saturday, Sunday or public or legal holiday. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or public or legal holiday.

     d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by U. S. Mail or delivered personally or by courier or via facsimile (if via facsimile, to be followed within three (3) business days by an original of the notice document via U.S. Mail or courier) and shall be effective five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:            Stan Lee Media, Inc.
                              15821 Ventura Boulevard, Suite 675
                              Encino, California 91436
                              Telephone: (818) 461-1757
                              Facsimile: (818) 461-1760
                              Attention: General Counsel

If to the Buyer, at the address on the signature page of this Agreement. Each party shall provide written notice to the other party of any change in address.

     g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer




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shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld), and in any event any assignee of the Buyer shall be an accredited investor (as defined in Regulation D), in the written opinion of counsel who is reasonably satisfactory to the Company and in form, substance and scope reasonably satisfactory to the Company. Notwithstanding the foregoing, if applicable, any of the entities constituting the Buyer (if greater than one (1) entity) may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company; provided, however, that any such assignment shall not release such assigning entity from its obligations hereunder unless such obligations are assumed by such affiliate and the Company has prior to such assignment and assumption consented in writing to the same; and no such assignment shall be made unless it is made in accordance with any applicable securities laws of any applicable jurisdiction. Any request for an assignment made hereunder by the Buyer shall be accompanied by a legal opinion in form, substance and scope reasonably satisfactory to the Company, that such assignment is proper under applicable law. Notwithstanding anything herein to the contrary, Buyer may pledge the Securities as collateral for a bona fide loan pursuant to a security agreement with a third party lender, and such pledge shall not be considered an assignment in violation of this Agreement so long as it is made in compliance with all applicable law.

     h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     i. Survival. Unless this Agreement is terminated under Section 8(1), the representations and warranties of the Company and the Buyer and the agreements and covenants contained herein shall survive the Closing of the purchase and sale of Securities purchased and sold hereby.

     j. Further Assurance. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     k. Termination. In the event that the Closing shall not have occurred on or before ten (10) business days from the date hereof, this Agreement shall terminate at the close of business on such date. Neither party may unilaterally terminate this Agreement after the Closing for any reason other than a material breach of this Agreement by the non- breaching party. Such termination shall not be the sole remedy for a breach of this Agreement by the non-breaching party, and each party shall retain all of its rights hereunder at law or in equity. Notwithstanding anything herein to the contrary, a party whose breach of a covenant or representation and warranty or failure to satisfy a condition prevented the Closing shall not be entitled to terminate this Agreement.

     l. Remedies. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy




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that would otherwise be available to such party at law or in equity shall be so available. Nothing in this Agreement shall limit any rights a party may have with any applicable federal or state securities laws with respect to the transactions contemplated hereby.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]




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   IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities
   Purchase Agreement to be duly executed as of the date first written above.


                           COMPANY:

                                    STAN LEE MEDIA, INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:






                           BUYER:

                                    VENTURE SOFT CO., LTD.


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                           BUYER'S ADDRESS:

                           Attention: Jonathan W. Rodgers
                           Venture Soft Co., Ltd.
                           Imperial Tower 14th Floor
                           1-1-1 Uchisaiwaicho
                           Chiyoda Ku, Tokyo 100-0011
                                    Japan




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